UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2011

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-34574	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Akmerkez B Blok Kat 5-6 Nisbetiye Caddesi 34330 Etiler, Istanbul, Turkey		None
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +90 212 317 25 00

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

TBNG Purchase Agreement. On April 23, 2011, TransAtlantic Worldwide, Ltd. (“TransAtlantic Worldwide”), a wholly-owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”), and Mustafa Mehmet Corporation (“MMC”) entered into a share purchase agreement (the “Purchase Agreement”), effective as of April 23, 2011. Under the Purchase Agreement, MMC agreed to sell and transfer, and TransAtlantic Worldwide agreed to purchase, all of the shares of Thrace Basin Natural Gas Turkiye Corporation (“TBNG”).

The transfer of the shares of TBNG will be effective at closing of the purchase (the “Closing”) which is required to occur on or before May 11, 2011 (the “Closing Date”) unless, on such date, all required governmental authorizations have not been obtained, in which case the Closing Date will be extended for a period ending on the earlier to occur of (i) July 8, 2011 and (ii) the date which is five days following the date that all governmental authorizations are received.

Under the terms of the Purchase Agreement, TransAtlantic Worldwide or its assigns will acquire all of the shares of TBNG in exchange for the Company issuing 18.5 million of its common shares, par value $0.01 per share (the “Common Shares”), and for the transfer of certain overriding royalty interests (ranging from 1.0% to 2.5% of the working interests owned by TBNG on specified exploration licenses) to MMC or an affiliate.

Closing of the transactions contemplated by the Purchase Agreement is subject to, among other conditions, (i) the receipt of consents from all required regulatory authorities, including the Competition Board of the Republic of Turkey (the “Competition Board”), the Energy Market Regulatory Authority of Turkey (the “EMRA”) and the Turkish General Directorate for Petroleum Affairs (the “GDPA”) (ii) all bank loans or other borrowings of TBNG have been repaid in full, or otherwise resolved in a manner satisfactory to TransAtlantic Worldwide and (iii) all loan agreements or general credit agreements to which TBNG is a party have been terminated, or otherwise resolved in a manner satisfactory to TransAtlantic Worldwide.

The Purchase Agreement contains certain covenants by MMC including, among others, (i) restrictions on the conduct of TBNG’s business prior to Closing, (ii) that MMC or TBNG will make all filings required by law to be made in order to consummate the transactions contemplated by the Purchase Agreement, including but not limited to, the filings required to be made with the Competition Board, the EMRA and the GDPA and (iii) that MMC or TBNG will provide notice regarding facts or conditions that cause or constitute a breach of MMC’s representations or warranties under the Purchase Agreement, provide notice regarding certain events or changes to TBNG’s business or assets and provide notice regarding communications received from the Competition Board, the EMRA, the GDPA or any other government body.

The Purchase Agreement contains customary representations, warranties, covenants, indemnification obligations and termination rights of the parties. The Purchase Agreement may be terminated prior to or at Closing, (i) by either TransAtlantic Worldwide or MMC if a material breach or violation of any provision of the Purchase Agreement has been committed by the other party and such breach or violation has not been cured or waived, (ii) by TransAtlantic Worldwide if MMC’s closing certificate describes a change or modification to a representation or warranty that arises to a material adverse change, certain conditions precedent have not been satisfied by the Closing Date or satisfaction of a closing condition is or becomes impossible and TransAtlantic Worldwide does not waive such condition, (iii) by MMC if certain conditions precedent have not been satisfied by the Closing Date or satisfaction of a closing condition is or becomes impossible and MMC does not waive such condition, (iv) through mutual consent of TransAtlantic Worldwide and MMC, or (v) by either TransAtlantic Worldwide or MMC if Closing has not occurred on or before the Closing Date or such later date as the parties may agree upon.

The Purchase Agreement is governed by the law of the State of New York and any disputes between the parties related to the Purchase Agreement must be resolved through a dispute resolution process that includes negotiations between the parties’ senior executives and then binding arbitration.

In March 2010, TransAtlantic Exploration Mediterranean International Pty Ltd (“TEMI”), a wholly-owned subsidiary of the Company, entered into a farm-in agreement with TBNG to acquire a 50% interest in five Gaziantep licenses in south-central Turkey. To earn that interest under the farm-in agreement, TEMI will pay 62.5% of total drilling and seismic costs until 12.5% of total drilling and seismic costs paid equals $750,000. Thereafter, TEMI will pay 50% of drilling and seismic costs incurred. The Company expects to terminate this farm-in agreement upon Closing. Other than the farm-in agreement, the Purchase Agreement and the remaining transactions contemplated by the option agreement between TransAtlantic Worldwide and MMC, there are no material relationships between the Company and its affiliates and MMC and its affiliates.

VEI Letter Agreement Amendment. On April 23, 2011, the Company, TransAtlantic Worldwide, and Valeura Energy Inc. (“VEI”) entered into an Amendment (the “Letter Amendment”) to that certain Letter Agreement, dated as of February 8, 2011, by among the Company, TransAtlantic Worldwide and VEI, as amended by the amendment to the Letter Agreement, effective as of March 18, 2011, the amendment to the Letter Agreement, effective as of April 4, 2011 and the amendment to the Letter Agreement, effective as of April 15, 2011 (as amended, the “Letter Agreement”).

Prior to the Letter Amendment, the Letter Agreement provided that (i) the parties agreed to negotiate in good faith the terms of certain definitive agreements, including agreements to transfer 61.54% of the shares (the “PTI Shares”) of Pinnacle Turkey, Inc. (“PTI”) and certain interests from PTI and TBNG in certain exploration licenses and production leases on properties in the Thrace Basin and Gaziantep areas of Turkey, together with associated assets (collectively, the “Assets”), and use reasonable commercial efforts to finalize, execute and deliver them by no later than April 25, 2011, and (ii) until April 25, 2011, the Company and TransAtlantic Worldwide will not, subject to certain exceptions, directly or indirectly discuss, negotiate with, solicit, initiate or encourage any inquiries, proposals or offers from any person relating directly or indirectly to the acquisition of the PTI Shares or the Assets. The Letter Amendment extends the compliance date for these provisions from April 25, 2011 to May 2, 2011.

Other than the Letter Agreement, the Purchase Agreement and the related option agreement between TransAtlantic Worldwide and MMC, there are no material relationships between the Company and its affiliates and VEI and its affiliates.

Item 3.02 Unregistered Sales of Equity Securities.

On April 23, 2011, TransAtlantic Worldwide entered into the Purchase Agreement providing for the issuance of 18.5 million of the Company’s common shares upon the terms and conditions of the Purchase Agreement. If Closing of the transactions contemplated by the Purchase Agreement occurs, the issuance of the Company’s common shares on the Closing Date will be made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

Item 8.01 Other Events.

On April 27, 2011, the Company received notice from the NYSE Amex LLC (the “Exchange”) that the Exchange has determined that the Company has resolved the continued listing deficiency referenced in the Exchange’s letter to the Company dated April 1, 2011.

On April 28, 2011, the Company issued a press release announcing the Purchase Agreement, the receipt of the notice from the Exchange, that its audited consolidated financial statements for the year ended December 31, 2010, included in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission on April 21, 2011, contained a report from its independent registered public accounting firm with a going concern qualification and related matters. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated April 28, 2011, issued by TransAtlantic Petroleum Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2011

TRANSATLANTIC PETROLEUM LTD.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated April 28, 2011, issued by TransAtlantic Petroleum Ltd.